Exhibit 20.6
Page 1 of 3
                    Navistar Financial 1997 - B Owner Trust
                         For the Month of December 1998
                     Distribution Date of January 15, 1999
                           Servicer Certificate #15

Original Pool amount Initial Receivables                  $408,527,638.36
Subsequent Receivables  (transferred 11/13/97)             $91,466,751.20


Beginning Pool Balance                                    $308,652,044.75
Beginning Pool Factor                                           0.6173110

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $12,341,037.90
     Interest Collected                                     $2,585,360.01

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $261,548.54
Total Additional Deposits                                     $261,548.54

Repos / Chargeoffs                                            $754,822.81
Aggregate Number of Notes Charged Off                                 147

Total Available Funds                                      $15,043,321.07

Ending Pool Balance                                       $295,700,809.42
Ending Pool Factor                                              0.5914083

Servicing Fee                                                 $257,210.04

Repayment of Servicer Advances                                $144,625.38

Reserve Account:
     Beginning Balance  (see Memo Item)                    $16,480,096.81
     Target Percentage                                               5.25%
     Target Balance                                        $15,524,292.49
     Minimum Balance                                        $9,999,887.79
     (Release) / Deposit                                     ($955,804.32)
     Ending Balance                                        $15,524,292.49

Current Weighted Average APR:                                       9.855%
Current Weighted Average Remaining Term (months):                   37.97

Delinquencies                                             Dollars        Notes
    Installments:               1 - 30 days           $2,002,291.16      1,530
                                31 - 60 days            $499,813.57        392
                                60+  days               $145,202.69        100

     Total:                                           $2,647,307.42      1,545

     Balances:                  60+  days             $2,602,492.58        100

Memo Item - Reserve Account
     Prior Month                                     $16,204,232.35
+    Invest. Income                                      $48,430.10
+    Excess Serv.                                       $227,434.36
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $16,480,096.81

Exhibit 20.6
Page 2 of 3
Navistar Financial 1997 - B Owner Trust
For the Month of December 1998

                                                                     NOTES
                                                 (Money Market)
                                     TOTAL        CLASS A - 1      CLASS A - 2      CLASS A - 3     CLASS A - 4     CLASS B NOTES
                                $500,000,000.00  $107,000,000.00  $94,000,000.00  $132,000,000.00  $149,500,000.00  $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                              0.00%          96.50%            0.00%            0.00%           3.50%
     Coupon                                                5.72%           5.96%            6.20%            6.30%           6.30%

Beginning Pool Balance          $308,652,044.75
Ending Pool Balance             $295,700,809.42

Collected Principal              $12,196,412.52
Collected Interest                $2,585,360.01
Charge - Offs                       $754,822.81
Liquidation Proceeds / Recoveries   $261,548.54
Servicing                           $257,210.04
Cash Transfer from Reserve Account        $0.00
Total Collections Available
  for Debt Service               $14,786,111.03

Beginning Balance               $308,652,044.75            $0.00  $16,349,223.18  $132,000,000.00  $149,500,000.00  $10,802,821.57

Interest Due                      $1,607,441.34            $0.00      $83,851.53      $682,000.00      $784,875.00      $56,714.81
Interest Paid                     $1,607,441.34            $0.00      $83,851.53      $682,000.00      $784,875.00      $56,714.81
Principal Due                    $12,951,235.33            $0.00  $12,497,942.09            $0.00            $0.00     $453,293.24
Principal Paid                   $12,951,235.33            $0.00  $12,497,942.09            $0.00            $0.00     $453,293.24

Ending Balance                  $295,700,809.42            $0.00   $3,851,281.09  $132,000,000.00  $149,500,000.00  $10,349,528.33
Note / Certificate Pool Factor                            0.0000          0.0410           1.0000           1.0000          0.5914
   (Ending Balance / Original Pool Amount)
Total Distributions              $14,558,676.67            $0.00  $12,581,793.62      $682,000.00      $784,875.00     $510,008.05

Interest Shortfall                        $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
Principal Shortfall                       $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
     Total Shortfall                      $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
      (required from Reserve)
Excess Servicing                    $227,434.36
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance   $16,480,096.81
(Release) / Draw                   ($955,804.32)
Ending Reserve Acct Balance      $15,524,292.49

Exhibit 20.6
Page 3 of 3
Navistar Financial 1997 - B Owner Trust



Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                  5                  4                 3                   2                   1
                               Aug-98             Sep-98            Oct-98              Nov-98              Dec-98
Beginning Pool Balance    $364,215,847.31     $354,559,225.94    $335,527,907.90    $320,265,624.12     $308,652,044.75

A)  Loss Trigger:
    Principal of Contracts
      Charged Off             $533,508.96         $613,498.37        $526,039.91        $618,452.66         $754,822.81
    Recoveries                $497,069.54       $1,062,542.11        $569,873.83        $427,883.59         $261,548.54

Total Charged Off (Months 5, 4, 3)              $1,673,047.24
Total Recoveries (Months 3, 2, 1)               $1,259,305.96
Net Loss / (Recoveries) for 3 Mos                 $413,741.28(a)

Total Balance (Months 5, 4, 3)              $1,054,302,981.15(b)

Loss Ratio Annualized  [(a/b) * (12)]                 0.47092%

Trigger:  Is Ratio > 1.5%                                  No
                                                                    Oct-98              Nov-98              Dec-98

B)   Delinquency Trigger:                                          $3,121,555.66      $2,851,210.80       $2,602,492.58
     Balance delinquency 60+ days                                       0.93034%           0.89026%            0.84318%
     As % of Beginning Pool Balance                                     0.93618%           0.96384%            0.88793%
     Three Month Average

Trigger:  Is Average > 2.0%                                No

C)   Noteholders Percent Trigger:                     3.10489%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer